Exhibit 99.1

Mawson Infrastructure Group Inc. Reports Third Quarter 2025 Financial Results

MIDLAND, Pa., Nov. 14, 2025 (GLOBE NEWSWIRE) — Mawson Infrastructure Group Inc. (NASDAQ: MIGI) (“Mawson” or the “Company”), a U.S.-based technology company that designs, builds, and operates next-generation digital infrastructure platforms providing services to the artificial intelligence (AI), high-performance computing (HPC), and digital assets (including Bitcoin mining), and other intensive compute applications market sectors, announced today its financial and operational results for the three and nine months ended September 30, 2025.

Kaliste Saloom, Interim CEO of Mawson, said, “Our third quarter results clearly demonstrate Mawson’s ongoing commitment to growth and our resilience. With significant improvements in revenue, gross profit, and net income, we are making real progress toward sustained profitability. The successful launch of our GPU pilot program and the lease extension at Bellefonte underscore our commitment to growth and innovation in AI and digital infrastructure. We look forward to building on this momentum as we approach 2026, positioning Mawson as a leader in carbon-aware, next-generation compute solutions across the U.S.”

Third Quarter and Year-to-Date 2025 Financial Highlights

●	Total revenue for Q3 2025 was $13.2 million compared to $12.3 million for Q3 2024, an increase of 7%.

●	Gross profit for Q3 2025 was $8.6 million compared to $4.3 million for Q3 2024, an increase of 98%.

●	Income from operations for Q3 2025 was $1.6 million compared to loss from operations for Q3 2024 of $11.4 million.

●	Net income for Q3 2025 was $0.3 million compared to net loss for Q3 2024 of $12.2 million.

●	Net income per share (basic) for Q3 2025 was $0.02 compared to net loss per share (basic) for Q3 2024 of $0.66.

●	Net income per share (diluted) for Q3 2025 was $0.01 compared to net loss per share (diluted) for Q3 2024 of $0.66.

●	Total revenue for YTD 2025 was $36.5 million compared to $44.2 million for YTD 2024, a decrease of 17%.

●	Gross profit for YTD 2025 was $18.4 million compared to $15.6 million for YTD 2024, an increase of 18%.

●	Loss from operations for YTD 2025 was $4.4 million compared to $25.8 million for YTD 2024, an improvement of 83%.

●	Net loss attributed to holders of common stock for YTD 2025 was $8.0 million compared to $41.6 million for YTD 2024, an improvement of 81%.

●	Net loss per share (basic and diluted) for YTD 2025 was $0.40 compared to $2.37 for YTD 2024.

Operational Updates

Pilot Program

In October 2025, we announced the launch of a graphics processing unit (“GPU”) pilot program on a major, leading decentralized AI network. Our GPU pilot’s overarching objective is to build a repeatable, scalable framework that proves a path for us to expand our role as an AI cloud or infrastructure provider across our U.S. sites. The initial phase of the project is an aggressive 100-day plan to retrieve performance data, evaluate project economics, and test market fit. Comprehensive analysis throughout the pilot will be executed to ensure the security, reliability, and commercial viability of our design.

Bellefonte, PA Facility

In November 2025, we executed an amendment extending the current lease agreement for our 9,918 square foot developed mining facility in Bellefonte, PA, for an additional five-year term ending December 31, 2030.

Emerging Growth Conference on December 11, 2025

Mr. Saloom and William Regan, the Company’s Chief Financial Officer, will present a Company overview highlighting Mawson’s strategic growth initiatives in Bitcoin mining and AI infrastructure, along with recent corporate developments, at the Emerging Growth Conference on Thursday, December 11, 2025, at 1:10 PM Eastern Time.

Monthly Operational Updates

Mawson expects to resume issuing monthly business and operational updates on the Company beginning in December 2025.

About Mawson Infrastructure

Mawson is a U.S.-based technology company that designs, builds, and operates next-generation digital infrastructure platforms. The company provides services spanning AI, HPC, digital assets (including Bitcoin mining), and other intensive compute applications. Mawson delivers both self-mining operations and colocation/hosting for enterprise customers, with a vertically integrated infrastructure model built for scalability and efficiency.

A core part of Mawson’s strategy is powering its operations with carbon-free energy resources—including nuclear power—ensuring that its compute platforms support the rapid growth of the digital economy in an environmentally sustainable way. With 129 megawatts of capacity already online and more under development, Mawson is positioning itself as a competitive provider of carbon-aware digital infrastructure solutions.

Articles and recent news related to the Company are available at www.mawsoninc.com/articles.

For more information, visit: https://mawsoninc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding listing matters, potential financing activities, operational plans, legal proceedings, strategy, and other future events. Words such as “expect,” “intend,” “plan,” “anticipate,” “believe,” “seek,” “may,” “will,” “estimate,” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements in this press release include, among others, the success of the GPU pilot program and continued operations and growth opportunities at the Bellefonte facility.

These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including, without limitation, continued evolution and uncertainty related to technologies and digital infrastructure; our ability to continue as a going concern; our ability to cure any continued listing deficiencies and maintain the listing of our common stock on Nasdaq; the availability of our “at-the-market” program and our ability or inability to secure additional funds through equity financing transactions; access to reliable and reasonably priced electricity sources; operational, maintenance, repair, safety, and construction risks; the failure or breakdown of mining equipment, or internet connection failure; our reliance on key management personnel and employees; our ability to attract or retain the talent needed to sustain or grow the business; our ability to develop and execute on our business strategy and plans; counterparty risks related to our customers, agreements and/or contracts; the loss of a significant digital colocation customer; adverse actions by creditors, debt providers, or other parties; continued evolution and uncertainty related to growth in blockchain and Bitcoin and other digital assets’ usage; high volatility in Bitcoin and other digital assets’ prices and in value attributable to our business; our need to, and difficulty in, raising additional debt or equity capital and the availability of financing opportunities; failure to maintain required compliance to remain eligible for the most cost-effective forms of raising additional equity capital; the evolution of AI and HPC market and changing technologies; the slower than expected growth in demand for AI, HPC and other accelerated computing technologies; the ability to timely implement and execute on AI and HPC digital infrastructure contracts or deployment; the ability to timely complete the digital infrastructure build-out in order to achieve its revenue expectations for the periods mentioned; downturns in the digital assets industry; counterparty risks and risks of delayed or delinquent payments from customers and others; inflation, economic or political environment; cyber-security threats; our ability to obtain proper insurance; banks and other financial institutions ceasing to provide services to our industry; changes to the Bitcoin and/or other networks’ protocols and software; the decrease in the incentive or increased network difficulty to mine Bitcoin; the increase of transaction fees related to digital assets; the fraud or security failures of large digital asset exchanges; the regulation and taxation of digital assets like Bitcoin; our ability to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002; how our common stock shares may and/or will be impacted by the dismissal of the involuntary petition filed against us in the United States Bankruptcy Court for the District of Delaware; material litigation, investigations, or enforcement actions, including by regulators and governmental authorities; and other risks described in Mawson’s filings with the SEC. Mawson undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances after the date of this release, except as required by law.

Investor Contact: IR@mawsoninc.com

Partnerships Contact: Partnerships@mawsoninc.com

Media and Press Contact: mediarelations@mawsoninc.com

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